Exhibit 99.1

Scholastic Closes Highly Accretive Sale-Leaseback Transactions for New York City

Headquarters and Jefferson City Distribution Center

Transactions Generate $401 Million in Estimated Net Proceeds

New York, NY – December 18, 2025 – Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today announced the successful completion of its previously announced sale-leaseback transactions for its headquarters location in New York City (“555-557 Broadway”) and its primary distribution facility in Jefferson City, Missouri (“Jefferson City”).

The transactions generated $481 million in total proceeds. Net of taxes, fees and other transaction related expense, the Company estimates net proceeds to be $401 million, which will be used in accordance with its capital allocation priorities, including share repurchases.

Iole Lucchese, Chair of the Board of Directors, said, “This successful outcome reflects the Board’s disciplined oversight and thoughtful approach to capital allocation. Unlocking value from non-operating assets in this manner positions Scholastic to accelerate its commitment to sustained value creation for shareholders, driving long-term growth and returning capital.”

Peter Warwick, President and Chief Executive Officer, added, “These transactions mark an important milestone for Scholastic, both generating significant liquidity and reducing our operating footprint. We have meaningfully increased our ability to deploy capital in support of shareholder returns and long-term value creation, while continuing our progress improving operational efficiencies.”

As previously disclosed, Scholastic sold 555-557 Broadway to a subsidiary of Empire State Realty Trust, Inc. and the Jefferson City distribution center to funds managed by affiliates of Fortress Investment Group.

The Company will provide additional details on the benefit of the transactions during its earnings conference call scheduled for 4:30 p.m. ET today, December 18, 2025.

Advisors

Newmark Group, Inc. served as exclusive financial advisor to Scholastic Corporation on both sale-leaseback transactions. Hogan Lovells served as legal counsel, and Gagnier Communications served as strategic communications advisor to Scholastic Corporation on the transactions.

About Scholastic

For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been meeting children where they are – at school, at home and in their communities – by creating quality content and experiences, all beginning with literacy. Scholastic delivers stories, characters, and learning moments that empower all kids to become lifelong readers and learners through bestselling children’s books, literacy- and knowledge-building resources for schools including classroom magazines, and award-winning, entertaining children’s media. As the world’s largest publisher and distributor of children’s books through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online, and with a global reach into more than 135 countries, Scholastic encourages the personal and intellectual growth of all children, while nurturing a lifelong relationship with reading, themselves, and the world around them. Learn more at www.scholastic.com.

SCHL: Financial

Forward Looking Statements Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, are not historical facts and constitute forward-looking statements involving estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. Such statements reflect Scholastic’s current views and intentions in respect to future events, arrived at based on current information available to Scholastic, and are subject to risks, uncertainties and assumptions as referred to above. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those referred to herein should one or more of these risks or uncertainties materialize, including those risk factors discussed or referred to in Scholastic’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including Scholastic’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

Contact: Scholastic Corporation

Investors: Jeffrey Mathews, (212) 343-6741 investor_relations@scholastic.com

Media: Anne Sparkman, (212) 343-6657 asparkman@scholastic.com